WARRANT CERTIFICATE NO. W-01

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE OFFERED FOR SALE, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, WHICH EXEMPTION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.

             EXERCISABLE ON OR AFTER AUGUST 10, 1998, AND VOID AFTER
                     5:00 P.M. MOUNTAIN TIME AUGUST 10, 2001


                                                CERTIFICATE FOR 100,000 WARRANTS

                      WARRANTS TO PURCHASE COMMON STOCK OF
                         AUTO NETWORK GROUP, INC. UNDER
                        THE LAWS OF THE STATE OF ARIZONA


         THIS CERTIFIES that ANTHONY & COMPANY, INC., DBA ANTHONY ADVISORS ("Holder") or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from AUTOTRADECENTER.COM INC., an Arizona corporation (the "Company"), at any time on or after August 10, 1998, but not later than 5:00 p.m. Mountain Time, August 10, 2001 (the "Expiration Date"), upon compliance with and subject to the conditions set forth herein, one share for each Warrant (subject to adjustments referred to below) of the Common Stock of the Company, no par value per share (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares").

         Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

         This Warrant is subject to the following provisions, terms and conditions:

         1. EXERCISE; TRANSFERABILITY. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise delivered to the Company ten (10) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the purchase price of $0.50 per share (subject to adjustments as noted subsequently).

                  THIS WARRANT MAY NOT BE TRANSFERRED OR DIVIDED INTO TWO OR MORE WARRANTS OF SMALLER DENOMINATIONS, NOR MAY ANY COMMON STOCK ISSUED PURSUANT TO EXERCISE OF THIS WARRANT BE TRANSFERRED UNLESS THIS WARRANT OR SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") AND APPLICABLE STATE LAWS, OR UNLESS THE HOLDER OF THE CERTIFICATE OBTAINS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION PURSUANT TO EXEMPTIONS UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS.

         2. ISSUANCE OF SHARES. The Company agrees that the shares purchased hereby shall be deemed to be issued to the record Holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days after the rights

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represented  by this  Warrant  shall have been so  exercised,  and,  unless this
Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

            Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

         3. COVENANTS OF COMPANY. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. ADJUSTMENTS. The above provisions are, however, subject to the following provisions:

                  a) In case the Company shall at anytime hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of this Warrant in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination, or dividend payable in Common Stock.

                  b) No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the date of exercise as determined in good faith by the Company.

                  c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder hereof shall hereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued and payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of share purchasable upon the

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         exercise of this Warrant) shall thereafter be applicable,  as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger, or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  d) Upon any adjustment of the Warrant purchase price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         5. COMMON STOCK. As used herein, the term "Common Stock" means the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed a sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

         6. NO VOTING RIGHTS. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

         7. NOTICE OF TRANSFER OF WARRANT OR RESALE OF SHARES. The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, or transferring any Common Stock issued upon the exercise hereof, of such holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company counsel, and if in the opinion of such counsel, the proposed transfer complies with federal and state securities laws and may be effected without registration or qualification (under any federal or state law), the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant or to transfer shares of Common Stock received upon the previous exercise of this Warrant, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof which is necessary or advisable in the opinion of counsel to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

                  If, in the opinion of Company's counsel referred to in this paragraph 7, the proposed transfer or disposition of shares described in the written notice given pursuant to this paragraph 7 may not be effected without registration or qualification of this Warrant or the shares of Common Stock issued on the exercise hereof, the Company shall promptly give written notice thereof to the Holder hereof, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

         8.       REGISTRATION RIGHTS.

            a) PIGGYBACK RIGHTS. If at any time prior to the Expiration Date the Company proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or pursuant to the exemption from such registration provided by Regulation A any of its securities, or pursuant to a registration of its shares (except by a Form S-8, S-4 or other inappropriate form for registration), it shall, each time the Company determines to proceed with the actual preparation and filing of a registration statement, give written notice to all registered holders of Warrants, and all registered holders of shares of Common Stock acquired upon the exercise of Warrants, of its intention to do

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         so and,  on the  written  request of the holders of at least 50% of the shares issued or issuable upon exercise of the Warrants given within twenty (20) days after receipt of any such notice (which request shall specify the Warrants or shares of Common Stock intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrants and/or shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company; provided, however, that no such inclusion shall be required (i) if the Shares may then be sold by the holder thereof without limitation under Rule 144(k), or comparable successor rule of the Securities and Exchange Commission, or (ii) if the managing underwriter of such offering reasonably determines that including such Shares would unreasonably interfere with such offering. The Company will pay all expenses of registration. The Warrant holders shall pay all commissions or discounts applicable to the sale of the included Shares, together with any expenses of counsel retained by them in connection with their sale of the Shares. If any such registration shall be underwritten in whole or in part, the Company may require that the shares requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

                  b) (i) The Company shall comply with the requirements of paragraph 8(a) at its own expense, excluding underwriting commissions, discounts, transfer taxes, or similar expenses or an underwriter's expense allowance attributable to the Warrants and/or Purchased Stock.

                           (ii)     The   Company's    obligation   under   said
                  paragraph   8(a)  shall  be  conditioned  as  to  each  public
                  offering, upon a timely receipt by the Company in writing of:

                                    (A)      Information as to the terms of such
                           public offering furnished by or on behalf of each holder intending to make a public distribution of his or its Warrants, Purchased Stock, or stock underlying the Warrants; and,

                                    (B)      Such  other   information   as  the
                           Company may reasonably require from such holder(s), or any underwriter for any of them, for inclusion in such registration statement or Regulation A Offering Statement or post-effective amendment.

                  c) REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of paragraph 8 to effect the registration of any shares under the Securities Act, the Company shall:

                           (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

                           (ii) prepare and file with the Securities and Exchange Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

                           (iii) furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holder and underwriters may reasonably request in order to facilitate the public offering of such securities;

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                           (iv)      use its best efforts to register or qualify
                  the securities covered by such registration statement under the state securities or blue sky laws of Missouri and such additional jurisdictions, not to exceed five in number, as the underwriters or the holders of a majority of the Purchased
                  Shares  for  which   registration   has  been   requested  may
                  reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified; and

                           (v) prepare and promptly file with the Securities and Exchange Commission and promptly notify the Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act of 1933, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         9. MISCELLANEOUS. This Agreement shall inure to the benefit of, and be binding upon, the successors of the Agent and of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors and the controlling persons in paragraph 7 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof. The term "successors" shall not include any purchaser of the Securities merely by reason of such purchase. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

      IN WITNESS WHEREOF, AUTO NETWORK GROUP, INC. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated May 6, 1999.


                                                     AUTOTRADECENTER.COM INC.


                                                     By /S/MIKE STUART

                                                     Its PRESIDENT

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